Exhibit 10.22

CONFIDENTIAL

Consulting Agreement

Lpath, Inc.

4025 Sorrento Valley Blvd.
San Diego, California 92121

December 30, 2011

Griffin Securities, Inc.

17 State Street

New York, NY 10004

Attention:  Adrian Z. Stecyk, President

Gentlemen:

The undersigned, Lpath, Inc., a Nevada corporation (the “Company”), hereby agrees (the “Agreement”) with Griffin Securities, Inc. (“Griffin”) to engage Griffin as its consultant on the terms and conditions set forth in this letter.

1.  Engagement.  The Company hereby engages Griffin, effective today, to act as its consultant during the term hereof in connection with financing alternatives.  As consultant, subject to the performance of the Company’s obligations hereunder, Griffin will maintain a continuing familiarity with the business and affairs of the Company, and Griffin will, when and to the extent reasonably requested by the Company, consult with and assist the Company in the structuring, analysis, negotiation and financing of capital transactions and, to the extent Griffin deems appropriate, render general financial advice. Griffin shall not have any authority to bind the Company with respect to any transaction or other matter. The Company shall have no obligation to Griffin to proceed with any particular advice or strategy or to accept any recommendation made by Griffin; and the Company in its absolute discretion may refuse to follow Griffin’s recommendations without any obligation to Griffin except as expressly set forth in this Agreement.

2.  Compensation.  The Company will pay to Griffin:

(a)                                  a cash fee of 0.5% of any capital raised during the term of this Agreement, (such capital raise to be hereinafter termed the “Financing”), payable within 45 days of the closing of such financing (no such fee shall be paid if and when any of the warrants sold in the Financing are exercised)

(b)                                 X warrants to purchase Lpath shares of common stock, with X being 0.5% of the number of shares of common stock sold in the Financing (excluding any shares underlying any warrants sold and any shares that might be acquired upon exercise of the warrants). The warrants granted shall be in substantially the same form as those Placement Agent warrants granted as compensation to the Placement Agents in the Financing.  If there are any disagreements about the form of warrant, Lpath shall decide in its sole and absolute discretion.

3.  Expenses. No expenses shall be reimbursed, except for those that the Company has pre-approved in writing.

4. Term.   This Agreement shall terminate on February 29, 2012.

5.  Representations of Griffin.  Griffin represents and warrants that it is duly licensed as a broker-dealer in each jurisdiction in which its activities hereunder require registration or license and it is authorized to enter into this Agreement and to carry out its obligations hereunder and this Agreement constitutes a legal, valid and binding obligation of Griffin, enforceable in accordance with its terms.

6.  Miscellaneous.

(a)  Governing Law.  This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of New York, without giving effect to its conflict of laws principles.

(b)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c)  Notices.  Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be mailed by certified first class mail, postage prepaid, or delivered personally or by express courier, addressed to the parties at their respective addresses set forth above.  The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon delivery.   Either party may change its address by like notice.

(d)  Dispute.  In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party or parties shall be paid its reasonable attorney’s fees and expenses arising from such action, suit or proceeding by the other party.

(e)  Entire Agreement.  Except for any non-disclosure or confidentiality agreement entered into by and between the parties hereto, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understanding, and agreements between parties.  This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by the parties against which enforcement is sought.

If the foregoing correctly sets forth the understanding between Griffin and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Lpath, Inc.

By	/s/ Scott Pancoast
President & CEO

Confirmed and agreed to:

GRIFFIN SECURITIES, INC.

By	/s/ Adrian Stecyk
President